Exhibit 99.1

Contact:

MicroStrategy Incorporated

Investor Relations

ir@microstrategy.com

703-848-8600

MicroStrategy Announces

Second Quarter 2005 Financial Results

Revenue Increases 31%, Operating Income Up 89%, and Net Income Increases

54%, Year-Over-Year

MCLEAN, Va., July 28, 2005 – MicroStrategy® Incorporated (NASDAQ: MSTR), a leading worldwide provider of business intelligence software, today announced financial results for the three-month period ended June 30, 2005 (the second quarter of its 2005 fiscal year).

Second quarter 2005 revenue was $65.4 million versus $49.9 million in the second quarter of 2004, a 31% increase. License revenue for the second quarter of 2005 was $24.3 million versus $18.3 million for the second quarter of 2004, a 32% increase. Net income for the second quarter of 2005 was $17.6 million, or $1.12 per share on a diluted basis. Second quarter 2005 income from operations was $23.0 million, or 35% of revenue, versus $12.2 million, or 24% of revenue, in the second quarter of 2004.

For the six-month period ended June 30, 2005, revenue was $125.4 million versus $99.0 million for the same period in 2004, a 27% increase. License revenue for the six-month period ended June 30, 2005 was $46.1 million versus $37.1 million in 2004, a 24% increase. Net income for the first six months of 2005 was $32.6 million, or $1.99 per share on a diluted basis. Income from operations for the six-month period ended June 30, 2005, was $41.4 million, or 33% of revenue, versus $22.4 million, or 23% of revenue, for the same period in 2004.

During the second quarter of 2005, MicroStrategy repurchased 2.5 million shares of its class A common stock for $127.6 million at an average price per share of $50.84. As of June 30, 2005, MicroStrategy had $50.6 million in cash and cash equivalents and 10,410,090 shares of class A common stock and 3,394,399 shares of class B common stock outstanding.

“MicroStrategy’s business exhibited outstanding operating leverage and generated significant operating cash flows in the second quarter. Operating income increased 89% compared to the second quarter of 2004 and revenues increased 31% during the same period,” said Arthur S. Locke, III, MicroStrategy’s Vice President, Finance & Chief Financial Officer. “Net cash generated from operations for the first half of 2005 was $52.2 million, compared to $37.8 million for the first half of 2004.”

“We are proud of our 31% year-over-year organic revenue growth in the second quarter of 2005,” said Michael Saylor, MicroStrategy’s Chairman and CEO. “We are also pleased that IDC recently cited MicroStrategy as the fastest growing top 10 BI vendor in both 2004 and 2003. We believe that MicroStrategy 8, with its enhanced user interface designed for use by business people, makes MicroStrategy technology even easier to use and well-suited for large scale business intelligence deployments.”

New Customers and New Deals with Existing Customers in Q2 2005 included:

Financial Services

1st Financial Bank USA; Bank of the West; Equity Office Properties Trust; Wells Fargo

Retail

Charming Shoppes, Inc.; Family Dollar Stores, Inc.; Federated Systems Group; Hannaford Bros. Co.; HE Butt Grocery Company; Hudson’s Bay Company; New York & Co., Group Inc.; Retail Ventures, Inc.; Shoppers Drug Mart

Government

Centers for Medicare and Medicaid Services; Federal Bureau of Investigation; Ohio Department of Education; Transportation Security Administration

Pharmaceutical

ImpactRx; Forest Laboratories; Prescription Solutions; Verispan, LLC

Manufacturing/Distribution

CSK Auto Corporation; emedco; Porsche Cars North America; Rheem Manufacturing

Other

Children International; DMX Group; Focus Technology Group; Marketing Direct, Inc.; Meredith Corporation; Monster Government Solutions; Vcommerce Corporation; Yahoo!

Examples of Noteworthy Customer Deals from Q2 2005:

Transportation Security Administration

The Transportation Security Administration’s (TSA) Office of Strategic Management and Analysis, part of the U.S. Department of Homeland Security, implemented the MicroStrategy Business Intelligence Platform™ to analyze transportation security operations at commercial airports nationwide. TSA executives, Federal Security Directors, and TSA field staff use MicroStrategy’s software to assess and streamline the performance of commercial airport security operations. MicroStrategy anchors TSA’s Performance Management Information System (PMIS), which collects, analyzes, and reports passenger and baggage screening data. Operational performance metrics, such as wait times at selected airports, TSA staff utilization, and screening equipment utilization are collected and reported via the PMIS system.

Bank of the West

Based in San Francisco, Bank of the West is the fourth-largest commercial bank headquartered west of the Mississippi, with 480 banking locations in 16 states. After evaluating numerous business intelligence products, Bank of the West selected MicroStrategy for risk management reporting and analysis. To mitigate risk in collections and lending, Bank of the West will use MicroStrategy to glean valuable information from its collections data warehouse. With MicroStrategy, Bank of the West personnel can analyze lending and collections data to generate reports that compare risk management strategies, assess effectiveness, and determine optimal risk management policies for the company.

Family Dollar Stores, Inc.

Family Dollar, one of the fastest growing discount store chains in the United States with stores in 44 states, has selected MicroStrategy for enhanced sales analysis and inventory management. Using MicroStrategy, Family Dollar personnel will generate comprehensive sales and inventory reports for greater insight into what products are selling at their 5,700 stores. MicroStrategy’s intuitive user interface and Web report delivery provides Family Dollar business users with valuable data to make better-informed decisions that can improve sales performance, inventory management, and customer satisfaction.

Monster Government Solutions

Monster Government Solutions is a leading provider of government human capital solutions and a wholly owned subsidiary of Monster Worldwide, Inc. Monster Government Solutions selected MicroStrategy to support its enterprise hiring management solution, which allows government HR professionals to build and post vacancy announcements and develop online questionnaires to help them evaluate and hire the best candidates. Monster Government Solutions is relying on MicroStrategy to develop a new business intelligence module for its hiring management solution, which is used by more than 100 government agencies. With the new module, agencies will be able to report on, analyze, and drive the performance of their critical human capital initiatives and operations. Monster Government Solutions chose MicroStrategy over the competing products because of its easy-to-use Web interface, outstanding security, and scalability for a growing number of users.

Update on MicroStrategy 8:

Launched earlier this year, MicroStrategy 8 provides fully integrated reporting, analysis, and dashboarding capabilities. The MicroStrategy 8 user interface has been redesigned to greatly improve productivity for business people. Unlike products that require technically-trained developers for report development, MicroStrategy 8 enables business people to format reports and scorecards in WYSIWYG (what-you-see-is-what-you-get) mode. These business people can control the content and structure of their own reports with minimal assistance from IT staff.

On July 14, 2005, MicroStrategy announced the release of MicroStrategy 8 for 64-bit Linux and the new high-capacity, entry-level servers containing 64-bit x86 processors. MicroStrategy customers now have additional operating system and hardware options to increase the performance and value of their BI systems. MicroStrategy 8’s 64-bit architecture enables customers to run more applications and support larger numbers of users per server, and our support for Linux provides customers with increased operating system flexibility for deployment of their business intelligence applications.

IDC Cites MicroStrategy as Fastest Growing Top 10 BI Vendor:

IDC’s Worldwide Business Intelligence 2004 Vendor Shares report identified MicroStrategy as the fastest-growing top 10 Business Intelligence software vendor for the second year in a row, with software license and maintenance revenue growth of 32.8% in 2004 and 24.0% in 2003. According to the IDC report, MicroStrategy’s results during these periods have been based on a strong focus on its core strength in highly scalable business intelligence deployments. The IDC report also noted that MicroStrategy has been on the leading edge in user interface development for both end users and developers.

MicroStrategy Regional and Annual User Conferences:

The MicroStrategy Summer Symposium was held on July 18-20, 2005 in Chicago, Illinois and offered an environment for participants to exchange ideas and learn from MicroStrategy customers such as Intel, Cardinal Health, Nationwide Insurance, Corporate Express, Inovant, Sprint, Tyco International, U.S. Postal Service, and Retail Ventures who presented business intelligence case studies. The event was interactive. Attendees provided MicroStrategy product managers feedback and input on MicroStrategy technology and also participated in one-on-one consultations with MicroStrategy Technology Advisory Service (TAS) principals to get expert advice on their particular BI challenges.

Following the success of EuroWorld 2004, the Company’s first European users’ conference, MicroStrategy is planning this year’s event in Bonn, Germany. EuroWorld 2005, October 18-20, will feature visionary keynote speakers, more than 35 technical sessions covering a wide range of topics, and customer presentations from leading European companies including British American Tobacco, METRO Group, PEPSI Bottling Group, Deutsche Börse, Telefonica, and MACH.

Other upcoming MicroStrategy user events include the MicroStrategy Fall Symposium in October and MicroStrategy World 2006, February 13-16, in Miami, Florida.

About MicroStrategy Incorporated

Founded in 1989, MicroStrategy is a global leader in business intelligence (BI) technology. MicroStrategy provides integrated reporting, analysis, and monitoring software that helps leading organizations worldwide make better business decisions every day. Companies choose MicroStrategy for its advanced technical capabilities, sophisticated analytics, and superior data and user scalability. More information about MicroStrategy (NASDAQ: MSTR) is available at www.microstrategy.com.

MicroStrategy, MicroStrategy 8 and MicroStrategy Business Intelligence Platform are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including its estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the ability of the Company to implement and achieve widespread customer acceptance of its MicroStrategy 8, MicroStrategy 7i, MicroStrategy Universal Edition, and MicroStrategy Report Services software on a timely basis; the Company’s ability to recognize deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company’s products in the marketplace; the timing of significant orders; delays in the Company’s ability to develop or ship new products; market acceptance of new products; competitive factors; general economic conditions; currency fluctuations; and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
	(unaudited)		(unaudited)
Revenues
Product licenses	$24,255	$18,323	$46,066	$37,134
Product support and other services	41,182	31,561	79,357	61,856

Total revenues	65,437	49,884	125,423	98,990

Cost of revenues
Product licenses	918	870	2,195	1,714
Product support and other services	8,179	7,269	15,595	14,180

Total cost of revenues	9,097	8,139	17,790	15,894

Gross profit	56,340	41,745	107,633	83,096

Operating expenses
Sales and marketing	16,533	15,538	33,767	31,944
Research and development	8,061	6,516	15,279	13,246
General and administrative	8,773	7,503	17,125	15,456
Amortization of intangible assets	18	17	36	35

Total operating expenses	33,385	29,574	66,207	60,681

Income from operations	22,955	12,171	41,426	22,415

Financing and other income (expense)
Interest income	721	174	1,593	289
Interest expense	(17)	(11)	(32)	(25)
Loss on investments	(149)	(85)	(131)	(85)
Other income (expense), net	1,157	(241)	1,415	565

Total financing and other income (expense)	1,712	(163)	2,845	744

Income before income taxes	24,667	12,008	44,271	23,159
Provision for income taxes	7,080	581	11,631	1,353

Net income	$17,587	$11,427	$32,640	$21,806

Basic earnings per share	$1.16	$0.71	$2.08	$1.36

Diluted earnings per share	$1.12	$0.67	$1.99	$1.27

Basic weighted average shares outstanding	15,149	16,056	15,683	16,033

Diluted weighted average shares outstanding	15,767	17,128	16,363	17,190

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	June 30,	December 31,
	2005	2004
Assets	(unaudited)	(audited)
Current assets
Cash and cash equivalents	$50,632	$68,314
Restricted cash and investments	5,998	1,210
Short-term investments	14	37,816
Accounts receivable, net	32,387	40,917
Prepaid expenses and other current assets	4,685	6,337
Deferred tax assets, net	22,874	20,583

Total current assets	116,590	175,177

Property and equipment, net	13,950	16,096
Capitalized software development costs, net	4,804	5,479
Long-term investments	—	26,365
Deposits and other assets	2,623	3,021
Deferred tax assets, net	101,090	110,818

Total assets	$239,057	$336,956

Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$15,239	$18,906
Accrued compensation and employee benefits	19,389	25,292
Accrued restructuring costs	1,756	1,762
Deferred revenue and advance payments	47,113	43,674

Total current liabilities	83,497	89,634

Deferred revenue and advance payments	2,002	1,681
Other long-term liabilities	2,974	3,157
Accrued restructuring costs	1,231	1,906

Total liabilities	89,704	96,378

Stockholders’ equity:
Preferred stock undesignated; $0.001 par value; 4,971 shares authorized; no shares issued or outstanding	—	—
Class A common stock; $0.001 par value; 330,000 shares authorized; 12,988 shares issued and 10,410 shares outstanding, and 12,841 shares issued and 12,773 shares outstanding, respectively	13	13
Class B common stock; $0.001 par value; 165,000 shares authorized; 3,394 and 3,394 shares issued and outstanding, respectively	3	3
Additional paid-in capital	422,263	417,287
Treasury stock, at cost; 2,578 and 68 shares, respectively	(129,893)	(2,331)
Accumulated other comprehensive income	1,926	3,206
Accumulated deficit	(144,959)	(177,600)

Total stockholders’ equity	149,353	240,578

Total liabilities and stockholders’ equity	$239,057	$336,956

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six months ended June 30,
	2005	2004
	(unaudited)
Operating activities:
Net income	$32,640	$21,806
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	4,521	4,167
Bad debt recovery	(49)	(27)
Loss on investments	131	85
Discount amortization on short- and long-term investments	(490)	—
Deferred taxes	9,592	288
Other, net	12	60
Changes in operating assets and liabilities:
Accounts receivable	7,444	3,245
Prepaid expenses and other current assets	1,058	(1,263)
Deposits and other assets	292	(1,458)
Accounts payable and accrued expenses, compensation and employee benefits	(8,019)	(1,050)
Accrued restructuring costs	(724)	(1,470)
Deferred revenue and advance payments	5,932	11,705
Other long-term liabilities	(183)	1,683

Net cash provided by operating activities	52,157	37,771

Investing activities:
Proceeds from maturities of short-term investments	38,000	—
Proceeds from sales of short-term investments	49,593	—
Proceeds from sales of long-term investments	26,517	—
Purchases of short-term investments	(49,293)	—
Purchases of long-term investments	—	(26,353)
Purchases of property and equipment, net	(881)	(3,193)
Capitalized software development costs	(926)	(1,414)
Increase in restricted cash and investments	(4,845)	(3)

Net cash provided by (used in) investing activities	58,165	(30,963)

Financing activities:
Proceeds from sale of class A common stock under exercise of employee stock options and employee stock purchase plan	2,952	2,412
Purchases of treasury stock	(127,562)	—

Net cash (used in) provided by financing activities	(124,610)	2,412
Effect of foreign exchange rate changes on cash and cash equivalents	(3,394)	(319)

Net (decrease) increase in cash and cash equivalents from continuing operations	(17,682)	8,901
Net cash received from discontinued operations	—	34

Net (decrease) increase in cash and cash equivalents	(17,682)	8,935
Cash and cash equivalents, beginning of period	68,314	51,882

Cash and cash equivalents, end of period	$50,632	$60,817